Co-Operative Agreement

CMCCH : Changsha Materntiy and Child Care Hospital(长沙市妇幼保健院)
PMCC : Proactive Medicare (Changsha) Company Limited

CMCCH entered into an agreement with the Group to create a VIP Obstetric Centre ("VIP Centre"), on the 9th floor of CMCCH (the "hospital"). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received observational trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Beijing. Healthcare executives from the Group's U.S. team will coordinate the supervision and management of the VIP center.

- CMCCH has established a VIP Centre on the 9th Floors of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant
- CMCCH is responsible to :
- send people to US for training, operation, medical issues, business and clients management
- Responsible to provide general check up facilities and surgery facilities.
- PMCC is responsible for:
  - Obstetric centre management, medical consultant and assisting in client management
  - Obstetric centre renovation and all related fees
  - Obstetric centre necessary equipments and the equipments maintenance and replacement and upgrading.
  - Before operation, send and responsible for 3 physicians from hospital to JHI for training.
  - Arrange physicians from JHI visit hospital, responsible for travel and accommodation, Food & Beverage.
  - Provide and responsible for a total quality management training.
  - Provide business projection and strategy advise, evaluation report to the hospital
  - Provide and responsible for the hospital management software to the VIP centre (include after sale and maintenance services).
    - ◆ Non-competition for both contracted parties.

1st to 2nd year, PMCC shares 70% of the net profit, 3rd to 4th year PMCC shares 60% of the net profit, 5th to 10th year PMCC shares 50% of the net profit.